EXHIBIT 99.1

NEWS	Contact: Clay Williams (713) 346-7606
FOR IMMEDIATE RELEASE
NATIONAL OILWELL VARCO ANNOUNCES
SECOND QUARTER 2010 EARNINGS
HOUSTON, TX, July 29, 2010 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its second quarter ended June 30, 2010 it earned net income of $401 million, or $0.96 per fully diluted share. Earnings per share increased 81 percent compared to the second quarter of 2009, when the Company earned $0.53 per share. Earnings per share decreased five percent compared to first quarter 2010 earnings of $1.01 per share. Excluding transaction charges of $4 million pre-tax or $0.01 per share after-tax, second quarter 2010 net income was $405 million, or $0.97 per fully diluted share.
The Company’s revenues for the second quarter of 2010 were $2.94 billion, down slightly from both the prior quarter and prior year quarter, as higher sales in both Petroleum Services & Supplies and Distribution Services segments, and rising Rig Technology aftermarket sales, did not completely offset lower offshore rig fabrication revenue out of backlog in the Rig Technology segment. Operating profit for the second quarter of 2010 was $594 million or 20.2 percent of sales, compared to 19.6 percent in the second quarter of 2009 and 21.4 percent in the first quarter of 2010, excluding transaction and restructuring charges from all periods. Year-over-year second quarter operating profit increased $5 million despite a $69 million decline in revenue, excluding transaction and restructuring charges. Sequentially, second quarter operating profit declined $54 million on $91 million lower revenue, resulting in operating profit flow-through (change in operating profit divided by the change in revenue) of 59 percent, excluding transaction and restructuring charges.
During the second quarter of 2010 the Company’s Rig Technology segment booked $689 million in new orders, partially offset by cancellations and change orders of $29 million, resulting in net order additions to backlog of $660 million. Backlog for capital equipment orders for the Company’s Rig Technology segment was $4.9 billion at June 30, 2010, down 11 percent from March 31, 2010.
Pete Miller, Chairman, President and CEO of National Oilwell Varco, remarked, “Our Company achieved solid earnings this quarter, thanks to the hard work of our dedicated employees, who provide great service, quality products, and remarkable technology to the oil and gas industry worldwide, every day. Strategically we continue to position our organization to bridge this industry’s transition to new and exciting frontiers — namely, the development of unconventional resources across many continents, the production of new deepwater resources, and the application of new and better technology to make our business safer, more efficient, and more environmentally sound.
The Company continues to expand organically and pursue promising acquisition opportunities, underpinned by its substantial financial resources, compelling technology portfolio, and outstanding team of professionals. Perhaps most importantly at this time, our thoughts and prayers are with the many lives touched by the tragedy in the Gulf of Mexico.”

Rig Technology
Second quarter revenues for the Rig Technology segment were $1.7 billion, a decrease of 11 percent from the first quarter of 2010 and a decrease of 13 percent from the second quarter of 2009. Operating profit for this segment was $509 million, or 30.4 percent of sales. Operating profit flow-through from the first quarter of 2010 to the second quarter of 2010 was 34 percent, and operating profit flow-through from the second quarter of 2009 to the second quarter of 2010 was 11 percent. Revenue out of backlog for the segment decreased 17 percent sequentially and decreased 13 percent year-over-year, to $1.3 billion for the second quarter of 2010. Non-backlog revenue improved 10 percent sequentially, led by higher sales of aftermarket parts for the segment.
Petroleum Services & Supplies
Revenues for the second quarter of 2010 for the Petroleum Services & Supplies segment were $1.0 billion, up 12 percent compared to first quarter 2010 results and up 13 percent from the second quarter of 2009. Operating profit was $138 million, or 13.4 percent of revenue, an increase of 22 percent from the first quarter of 2010 and an increase of 44 percent from the second quarter of 2009. Operating profit flow-through was 23 percent from the first quarter of 2010 to the second quarter of 2010. Operating profit flow-through from the second quarter of 2009 to the second quarter of 2010 was up 35 percent. Sharply higher sequential sales in the U.S. and modest growth in international markets easily overcame lower second quarter seasonal declines in Canada.
Distribution Services
The Distribution Services segment generated second quarter revenues of $365 million, which were up 9 percent from the first quarter of 2010 and were up 20 percent from the second quarter of 2009. Second quarter operating profit was $13 million or 3.6 percent of sales. Operating profit flow-through was up 6 percent sequentially and up 5 percent from the prior year. Strong sequential gains in U.S. operations on higher rig counts and Gulf cleanup efforts were partially offset by seasonal declines in Canada. International and industrial product sales were up modestly.
The Company has scheduled a conference call for July 29, 2010, at 8:00 a.m. Central Time to discuss second quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-446-1671 within North America or 1-847-413-3362 outside of North America five to ten minutes prior to the scheduled start time, and ask for the “National Oilwell Varco Earnings Conference Call.”
National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.
Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.
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NATIONAL OILWELL VARCO, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,688	$2,622
Receivables, net	2,387	2,187
Inventories, net	3,443	3,490
Costs in excess of billings	802	740
Deferred income taxes	230	290
Prepaid and other current assets	276	269

Total current assets	9,826	9,598

Property, plant and equipment, net	1,792	1,836
Deferred income taxes	169	92
Goodwill	5,532	5,489
Intangibles, net	3,928	4,052
Investment in unconsolidated affiliate	358	393
Other assets	43	72

	$21,648	$21,532

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$598	$584
Accrued liabilities	2,300	2,267
Billings in excess of costs	454	1,090
Current portion of long-term debt and short-term borrowings	352	7
Accrued income taxes	233	226

Total current liabilities	3,937	4,174

Long-term debt	519	876
Deferred income taxes	2,091	2,091
Other liabilities	264	163

Total liabilities	6,811	7,304

Commitments and contingencies
Stockholders’ equity:
Common stock — par value $.01; 419,054,572 and 418,451,731 shares issued and outstanding at June 30, 2010 and December 31, 2009	4	4
Additional paid-in capital	8,247	8,214
Accumulated other comprehensive income (loss)	(67)	90
Retained earnings	6,544	5,805

Total National Oilwell Varco stockholders’ equity	14,728	14,113
Noncontrolling interests	109	115

Total stockholders’ equity	14,837	14,228

	$21,648	$21,532

NATIONAL OILWELL VARCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2010	2009	2010	2010	2009
Revenue:
Rig technology	$1,672	$1,917	$1,886	$3,558	$4,116
Petroleum services and supplies	1,033	913	923	1,956	1,927
Distribution services	365	305	334	699	713
Eliminations	(129)	(125)	(111)	(240)	(265)

Total revenue	2,941	3,010	3,032	5,973	6,491
Gross profit	932	877	973	1,905	1,916
Gross profit %	31.7%	29.1%	32.1%	31.9%	29.5%
Selling, general, and administrative	338	288	325	663	607
Intangible asset impairment	—	147	—	—	147
Transaction, devaluation and voluntary retirement costs	4	56	38	42	56

Operating profit	590	386	610	1,200	1,106
Interest and financial costs	(13)	(13)	(13)	(26)	(26)
Interest income	3	2	2	5	4
Equity income in unconsolidated affiliate	8	16	6	14	44
Other income (expense), net	(3)	(38)	11	8	(74)

Income before income taxes	585	353	616	1,201	1,054
Provision for income taxes	186	131	197	383	359

Net income	399	222	419	818	695
Net income (loss) attributable to noncontrolling interests	(2)	2	(3)	(5)	5

Net income attributable to Company	$401	$220	$422	$823	$690

Net income attributable to Company per share:
Basic	$0.96	$0.53	$1.01	$1.97	$1.66

Diluted	$0.96	$0.53	$1.01	$1.96	$1.65

Weighted average shares outstanding:
Basic	417	416	417	417	416

Diluted	419	418	419	419	417

NATIONAL OILWELL VARCO, INC.
OPERATING PROFIT — AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)
(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2010	2009	2010	2010	2009
Revenue:
Rig technology	$1,672	$1,917	$1,886	$3,558	$4,116
Petroleum services and supplies	1,033	913	923	1,956	1,927
Distribution services	365	305	334	699	713
Eliminations	(129)	(125)	(111)	(240)	(265)

Total revenue	$2,941	$3,010	$3,032	$5,973	$6,491

Operating profit:
Rig technology	$509	$536	$581	$1,090	$1,142
Petroleum services and supplies	138	96	113	251	260
Distribution services	13	10	11	24	35
Unallocated expenses and eliminations	(66)	(53)	(57)	(123)	(128)

Total operating profit (before intangible asset impairment and transaction, devaluation and voluntary retirement costs)	$594	$589	$648	$1,242	$1,309

Operating profit %:
Rig technology	30.4%	28.0%	30.8%	30.6%	27.7%
Petroleum services and supplies	13.4%	10.5%	12.2%	12.8%	13.5%
Distribution services	3.6%	3.3%	3.3%	3.4%	4.9%
Other unallocated	—	—	—	—	—

Total operating profit (before intangible asset impairment and transaction, devaluation and voluntary retirement costs)	20.2%	19.6%	21.4%	20.8%	20.2%

NATIONAL OILWELL VARCO, INC.
AS ADJUSTED EBITDA RECONCILIATION EXCLUDING INTANGIBLE ASSET IMPAIRMENT AND TRANSACTION,
DEVALUATION AND VOLUNTARY RETIREMENT COSTS
(Unaudited)
(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2010	2009	2010	2010	2009
Reconciliation of EBITDA (Note 1):
GAAP net income attributable to Company	$401	$220	$422	$823	$690
Provision for income taxes	186	131	197	383	359
Interest expense	13	13	13	26	26
Depreciation and amortization	124	122	127	251	238
Intangible asset impairment	—	147	—	—	147
Transaction, devaluation and voluntary retirement costs	4	56	38	42	56

EBITDA (Note 1)	$728	$689	$797	$1,525	$1,516

Note 1: EBITDA means earnings before interest, taxes, depreciation, amortization, intangible asset impairment, transaction, devaluation and voluntary retirement costs, and is a non-GAAP measurement. Management uses EBITDA because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc. Clay Williams, (713) 346-7606 Clay.Williams@nov.com